UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 21, 2015
BIOGEN INC.
(Exact name of registrant as specified in its charter)

Delaware	0-19311	33-0112644
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

225 Binney Street, Cambridge, Massachusetts 02142
(Address of principal executive offices; Zip Code)

Registrant’s telephone number, including area code: (617) 679-2000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02    Results of Operations and Financial Condition.

On October 21, 2015, Biogen Inc. issued a press release announcing its results of operations and financial condition for the third quarter ended September 30, 2015. A copy of the press release is furnished as Exhibit 99 and is incorporated herein by reference.

The press release is being furnished pursuant to Item 2.02 of this Current Report on Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that Section, nor shall such document be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act.
Item 2.05    Costs Associated with Exit or Disposal Activities.

On October 21, 2015, we announced a corporate restructuring, which includes the termination of a number of pipeline programs and an 11% reduction in workforce. These changes are expected to reduce the current annual run rate of operating expenses by approximately $250 million.

We expect to reinvest the savings resulting from the restructuring to support key commercial activities, including TECFIDERA, and to support the advancement of our high potential pipeline candidates, including our programs in Alzheimer’s disease, anti-LINGO for MS, ISIS-SMNRx for spinal muscular atrophy (SMA), Raxatrigine (CNV1014802) for trigeminal neuralgia, and subject to the closing of our transaction with Mitsubishi Tanabe Pharma, indications for MT-1303, an oral S1P modulator. We also have discontinued several programs, including our Phase 3 program for TECFIDERA in secondary progressive MS (SPMS), the development of anti-TWEAK in lupus nephritis, and certain activities in immunology and fibrosis research.

We anticipate making cash payments related to the restructuring in the range of $115 million to $120 million, primarily related to employee severance. We expect total restructuring charges will be in the range of $85 million to $95 million, including $70 million to $80 million related to employee termination benefits and approximately $15 million related to termination of certain research and development programs. These costs are net of approximately $30 million associated with the reversal of affected employees’ previously accrued annual bonus and long term incentive costs that were forfeited upon termination in accordance with the terms of the respective plans. Substantially all of these amounts will be incurred and paid by the end of 2015.

Cautionary Note Regarding Forward-Looking Statements. This report contains forward-looking statements, including statements about our expectations and the anticipated benefits, cost savings, and charges related to our corporate restructuring initiatives. These statements involve risks and uncertainties that could cause actual results to differ materially from those reflected in such statements, including the risk that we may not achieve all of the expected benefits and savings from our corporate restructuring initiative due to delays in implementation of anticipated workforce reductions, decreases in employee morale and the failure to meet operational targets due to the loss of employees, risks and uncertainties relating to our estimates and assumptions, including business, economic, competitive and other uncertainties and contingencies that are beyond our control, and the other risks and uncertainties that are described in the Risk Factors section of our most recent annual or quarterly report and in other reports we have filed with the SEC. These statements are based on our current beliefs and expectations and speak only as of the date of this Current Report. We do not undertake any obligation to publicly update any forward-looking statement.
Item 9.01    Financial Statements and Exhibits.

The exhibit listed on the Exhibit Index immediately preceding such exhibit is furnished as part of this Current Report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOGEN INC.

By: /s/ Steven N. Avruch
Steven N. Avruch
Chief Corporation Counsel and Assistant Secretary

Date: October 21, 2015

EXHIBIT INDEX

Exhibit Number	Description
99	Biogen's press release dated October 21, 2015.